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                                                            Exhibit 10.7.1


                                                     February 28, 1995

To:      PNC Bank, Ohio, National Association
         as Agent for Loan Agreement

RE:      Request for Amendment #1 to the Guaranty Agreement

         Please refer to the Guaranty Agreement dated as of May 26, 1994 (as heretofore amended, waived, or otherwise modified, the "Guaranty") among Federated Department Stores, Inc., the Banks party to the Loan Agreement and PNC Bank, Ohio, National Association as Agent for the Banks ("PNC").

Background
- - ----------
         On December 19, 1994 Federated Department Stores, Inc. merged with R.H. Macy & Co., Inc., with the surviving corporation being renamed Federated Department Stores, Inc. ("Federated"). At the time of the merger, Federated entered into a $2,800,000,000 Credit Agreement dated as of December 19, 1994 with the Initial Lenders named therein and Citibank, N.A. as Administrative Agent, Chemical Bank as Agent, Citicorp Securities, Inc. as Arranger and Chemical Securities Inc. as Co-Arranger (the "Credit Agreement"). The Credit Agreement has financial covenants which Federated must comply with. The Guaranty has two financial covenants, Tangible Net Worth and Interest Coverage Ratio, which relate to the financial structure of Federated Department Stores, Inc. before the merger. By this Amendment, we are requesting that the financial covenants in the Guaranty conform to the Leverage Ratio and Interest Coverage Ratio as defined in the Credit Agreement.

Amendment
- - ---------
         Section 4.04 of the Guaranty is hereby deleted in its entirety and replaced with the following:

         "Section 4.04   FINANCIAL COVENANTS.   During any time that the
         Bank Indebtedness is outstanding, the Guarantor shall comply with the financial covenants as defined and detailed in the $2,800,000,000 Credit Agreement dated as of December 19, 1994 with the Initial Lenders named therein and Citibank, N.A. as Administrative Agent, Chemical Bank as Agent, Citicorp Securities, Inc. as Arranger and Chemical Securities Inc. as Co-Arranger (the "Credit Agreement") in
         Section 5.04 (a) titled "Leverage Ratio" and Section 5.04 (c) titled "Interest Coverage Ratio." The related terms and definitions in the Credit Agreement are hereby incorporated by reference into the Guaranty."
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         Except as specifically provided herein, the Guaranty shall remain in full force and effect. Notwithstanding anything in this letter amendment #1 to the contrary, no waiver of any default under or breach of any provision of, the Guaranty provided for herein shall be deemed to be a waiver of any subsequent, similar or different default under, or breach of such provision or any other provision of, the Guaranty or of any election of remedies available in connection with any of the foregoing.

         Please indicate your consent to this letter amendment #1 by executing a copy of this letter in the space provided and returning it to Susan Storer at Federated.

         Thanks for your continued support.

                                   Sincerely,
                                   FEDERATED DEPARTMENT STORES, INC.


                                              - * -
                                   By: /s/ Susan P. Storer
                                      -----------------------------------
                                      Susan P. Storer
                                      Operating Vice President
                                      and Assistant Treasurer


Agreed to this 15th
day of March, 1995

PNC Bank, Ohio, National Association

              - * -
By: /s/ David C. Melin
   ------------------------------------
Title:  Commercial Banking Officer
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